PRESS RELEASE For Immediate Release	Contact Lynn Felsinger Visualant, Inc. 206.903.1351 phone 206.903.1352 fax lynn@visualant.net

John Englehart Branded Asset Management Group, LLC 212.509.6820 phone 212.509.7670 fax jenglehart@tbamg.com

Visualant Inc. and Branded Asset Management Group, LLC sign Memorandum of Understanding

SEATTLE, September 20, 2006 Visualant, Inc. (OTC BB: VSUL) and The Branded Asset Management Group LLC (BAM) today announced the signing of a Memorandum of Understanding to create a joint venture to establish a new anti-counterfeiting standard in a range of branded products and categories. In addition to safety and security concerns, the International Chamber of Commerce estimates that counterfeiting represents 5 to 7% of global trade, or $450 to 500 billion in value.

Visualant’s patent-pending system reads natural color and texture attributes far beyond what is visible to the human eye, such that unique ‘signatures’ can distinguish individual items with unsurpassed reliability, immediacy, privacy and efficiency.

BAM helps Fortune 100 companies to optimize the economic value of their brands and related assets, through innovation in branding, marketing, product development and now security. Among its clients are leaders in the Automotive, Foods, Pharmaceutical, and Telecommunication industries.

“Brand security is an under-served problem of consumer trust and shareholder value,” said BAM Managing Partner John Englehart. “We believe the Visualant technology can provide a counterfeiting solution for global consumer brands.”

“BAM’s expertise in global consumer brand management provides the Joint Venture with a unique and wide ranging perspective on brand counterfeiting issues,” said Visualant’s CEO Ralph Brier. “Our technology constructively disrupts many conventions, of which brand security is only the first.”

About Visualant, Inc.

Visualant, Incorporated develops unique and revolutionary color technology (patents pending), providing multi-dimensional spectral-based pattern file creation and matching. Color pattern files can be created from any digital photograph or scan, without having to reprint, recreate, recall, or modify existing digital source documents. Those pattern files are then matched against existing databases to detect identity crime, forgery, counterfeiting, and other frauds. . Visualant provides an accurate and rapid detection tool for a range of critical applications, including national security, forgery/fraud prevention, brand protection, and product-tampering protection. Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "VSUL".

About Branded Asset Management Group LLC (BAM)

The Branded Asset Management Group LLC (BAM) was founded in 2003 to provide objective counsel, innovation and fulfillment to brand marketers seeking accelerated organic growth. Its principals are former senior executives from the fields of international brand management, marketing innovation, investment banking, telecommunications and biotechnology. BAM is headquartered in New York.

The statements made by Visualant, Inc. in this press release may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements describe the Company’s future plans, projections, strategies and expectations, and may be identified by words such as "expects”, "anticipates”, "intends”, "plans”," "believes”, "seeks”, "estimates" or words of similar meaning.  These forward-looking statements are based on assumptions and involve a number of risks, uncertainties, situations and other factors that may cause our or our industry’s actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these statements.  These factors include changes in interest rates, market competition, changes in the local and national economies, and various other factors detailed from time to time in Visualant, Inc. SEC reports and filings, including our Annual Report on Form 10-KSB, filed on February 9th, 2006, and subsequent Quarterly Reports on Form 10-QSB and Current Report on Form 8-K.  The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

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